Exhibit 99.1

MPI PRODUCTS, INC.

FINANCIAL STATEMENTS

WITH

INDEPENDENT AUDITOR’S REPORT

December 31, 2019

INDEX

Page

Independent Auditor’s Report

Financial Statements:

Balance Sheet	2 - 3

Statement of Retained Earnings	4

Statement of Income	5

Statement of Cash Flows	6 - 7

Notes to Financial Statements	8 - 12

INDEPENDENT AUDITOR'S REPORT

Board of Directors

Marine Products, Inc.

Eastlake, Ohio

We have audited the accompanying financial statements of MPI Products, Inc., which comprise the balance sheet as of December 31, 2019 and the related statement of income, retained earnings and cash flows for the year then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MPI Products, Inc. as of December 31, 2019, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Meaden & Moore, Ltd.

Cleveland, Ohio

March 3, 2020

BALANCE SHEET

MPI Products, Inc.

December 31
ASSETS	2019
CURRENT ASSETS:
Cash and cash equivalents	$1,479,829
Accounts receivable - trade	771,088
Accounts receivable - other	136,079
Inventory	3,009,903
Prepaid expenses	30,646
Other current assets	4,634

Total Current Assets	5,432,179

PROPERTY AND EQUIPMENT:	287,555
Less: Allowance for depreciation	241,697

Total Property and Equipment	45,858

OTHER ASSETS
Deposits	18,591

Total Assets	$5,496,628

See accompanying notes.

December 31
LIABILITIES AND SHAREHOLDERS' EQUITY	2019
CURRENT LIABILITIES:
Accounts payable	$818,145
Accrued expenses	58,414

Total Current Liabilities	876,559

SHAREHOLDERS' EQUITY:
Common stock - 1,000 shares authorized, issued and outstanding, $1 par value	1,000
Retained earnings	4,619,069

Total Shareholders' Equity	4,620,069

Total Liabilities and Shareholders' Equity	$5,496,628

See accompanying notes.

STATEMENT OF RETAINED EARNINGS

MPI Products, Inc.

Year Ended December 31

2019

Retained Earnings - Beginning of Year	$4,386,175

Net income	912,894

Distributions	(680,000)

Retained Earnings - End of Year	$4,619,069

See accompanying notes.

STATEMENT OF INCOME

MPI Products, Inc.

Year Ended December 31

2019

Net sales	$17,198,986

Cost of sales	11,946,243

Gross Profit	5,252,743

Selling, general and administrative expenses	4,154,306

Income from Operations	1,098,437

Other Income (Expense):
Other expenses	(170,759)
Other income	12,547
Loss on sale of fixed assets	(8,741)

Total Other Income (Expense)	(166,953)

Income before provision for municipal income taxes	931,484

Provision for municipal income taxes	(18,590)

Net Income	$912,894

See accompanying notes.

STATEMENT OF CASH FLOWS

MPI Products, Inc.

Year Ended December 31

2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Cash received from customers	$18,820,635
Cash paid to suppliers and employees	(16,668,449)
City income taxes paid	(25,000)

Cash Provided by Operating Activities	2,127,186

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from disposal of property	196,500
Capital expenditures	(172,577)

Cash Provided by Investing Activities	23,923

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions paid	(680,000)

Cash Used in Financing Activities	(680,000)

Increase in Cash and Cash Equivalents	1,471,109

Cash and Cash Equivalents - Beginning of the Year	8,720

Cash and Cash Equivalents - End of the Year	$1,479,829

See accompanying notes.

2019

RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
Net income	$912,894
Adjustments to Reconcile Net Income to Net Cash
Provided by (Used in) Operating Activities:
Depreciation	89,972
Loss on disposal of property	8,741
Accounts receivable - trade	342,712
Accounts receivable - related parties	1,266,390
Inventory	(221,894)
Prepaid expenses	8,829
Other current assets	(1,478)
Accounts payable	(209,189)
Accrued expenses	(69,791)

Total Adjustments	1,214,292

Cash Provided by Operating Activities	$2,127,186

See accompanying notes.

Notes to Financial Statements

MPI Products, Inc.

1     Summary of Significant Accounting Policies

Description of Business:

The Company, located in Eastlake, Ohio, offers marine hoses & related products to builders in the marine industry.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Adoption of New Accounting Standard:

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers” or “ASC 606”. ASC 606 and all subsequently issued clarifying ASCs replaced most existing revenue recognition guidance in U.S. GAAP. ASC 606 also required expanded disclosures relating to the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The Company adopted the new standard effective January 1, 2019, the first day of the Company’s fiscal year. The effect of this adoption was immaterial to our Financial Statements, and the Company does not expect a material effect to the Financial Statements on an ongoing basis.

The Company recognizes revenue under ASC 606, “Revenue from Contracts with Customers”. The core principle of the new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The Company applies the following standards and recognizes revenue when (1) it has a firm contract and the parties are committed to perform their respective obligations, (2) the product has been shipped to and accepted by the customer or the service has been provided, (3) the sales price is fixed or determinable and (4) amounts are reasonably assured of collection, including the consideration of the customer’s ability and intention to pay when the amount is due. The Company primarily receives fixed consideration for sales of product. The Company does not have any significant financing components as payment is received at or shortly after the point of sale. Shipping and handling amounts paid by customers are included in revenue. Sales tax and other similar taxes are excluded from revenue.

Variable Consideration:

Revenue is recorded net of provisions for discounts, which are typically agreed to upfront with the customer and do not represent variable consideration. The Company estimates these discounts in the same period that the revenue is recognized for products sales to customers. The amount of revenue recognized represents the amount that will not be subject to a significant future reversal of revenue. All sales to distributors and customers are generally final. In limited instances the Company may accept returned product due to quality. During 2019, returns have not been material.

Notes to Financial Statements

MPI Products, Inc.

1     Summary of Significant Accounting Policies, Continued

Revenue Recognition, Continued

The Company’s customers generally pay within 60 days from the receipt of a valid invoice. The Company offers discounts of up to 2% to certain customers for payments made within a specified number of days. These early pay discounts are estimated in the period of sale based on experience with sales to eligible customers. Early pay discounts are recorded as a deduction to the accounts receivable balance presented on the balance sheet.

Performance Obligations:

The Company’s performance obligations are satisfied at the point in time when products are shipped to the customer, which is when the customer has title and the significant risks and rewards of ownership. Therefore, the Company’s contracts have a single performance obligation.

Cash and Cash Equivalents:

For the purposes of the Statement of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

At times during the year, the Company maintained funds on deposit at its banks in excess of FDIC insurance limits.

Accounts Receivable:

Trade accounts receivable are stated at the amount management expects to collect from the balances outstanding at year end. Based on management's assessment, it has concluded that losses on balances outstanding at year end will be immaterial.

Inventory:

Inventory is valued at the lower of average cost or net realizable value. Management determined a reserve for obsolete inventory was not necessary.

Property, Plant and Equipment:

Property, plant and equipment are carried at cost. Expenditures for maintenance and repairs are charged to income as incurred. Additions and betterments are capitalized. The cost and related accumulated depreciation of properties sold or otherwise disposed of are removed from the accounts and any gain or loss is reflected in the current year’s earnings.

Notes to Financial Statements

MPI Products, Inc.

1     Summary of Significant Accounting Policies, Continued

Property, Plant and Equipment, Continued:

2019

Warehouse equipment	$163,341
Office equipment	91,869
Leasehold improvements	18,277
Vehicles	14,068

$287,555

Depreciation Expense	$89,972

The Company provides for depreciation of property, plant and equipment generally using straight-line and accelerated methods for both financial reporting and federal income tax purposes over the estimated useful lives of the assets as follows:

Class	Years

Warehouse equipment	7
Office equipment	5
Leasehold improvements	39
Vehicles	5

The Company assesses the recoverability of its property, plant and equipment by determining whether the depreciation of the assets over their remaining lives can be recovered through projected future cash flows generated by the assets. There were no assets identified for impairment.

Marketing Costs:

The Company participates in various advertising and marketing programs. All costs related to marketing and advertising the Company’s products are expensed in the period incurred. Advertising costs charged to operations was $40,251 for 2019.

Shipping and Handling Costs:

The Company charges its customers shipping and handling fees at the time the products are shipped. The cost of shipping products to the customer is recognized at the time the products are shipped to the customer and is included in cost of sales.

Notes to Financial Statements

MPI Products, Inc.

1     Summary of Significant Accounting Policies, Continued

Income Taxes:

The Company is an "S" Corporation for Federal and state income tax purposes. As such, income or losses of the Company are passed through to shareholders and taxed at the individual level. The Company still is required to pay municipal income taxes.

Corporate Distribution Policy:

Management intends to distribute cash to its shareholders to cover the tax effect of taxable income passed through to the individual level. The Company made cash distributions from earnings to its shareholders of $680,000 in 2019.

Accounting for Uncertainty in Income Taxes:

The provisions of "Accounting for Uncertainty in Income Taxes" prescribe a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognized is measured as the amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. The Company recognizes interest and penalties accrued related to unrecognized tax uncertainties in income tax expense, if any. The Company has determined that there are no material uncertain tax positions.

Subsequent Events:

Management evaluates events occurring subsequent to the date of the financial statements in determining the accounting for and disclosure of transactions and events that affect the financial statements.

Subsequent events have been evaluated through March 3, 2020, which is the date the financial statements were available to be issued.

2     Leases

The Company has two lease agreements involving its offices and warehouses. The lease for the office and main warehouse expires in September 30, 2020. The lease payment due in 2020 is $164,220. The lease for the additional warehouse is on a month to month basis. Total rent expense for 2019 was $254,060.

3     Profit Sharing

The Company has a 401(k)-profit sharing plan for its employees who meet the plan’s service requirements. The contributions to the plan in 2019 were $45,725.

Notes to Financial Statements

MPI Products, Inc.

4     Litigation

In the ordinary course of business, the Company is involved in litigation and other potential legal claims. The Company carries insurance for these types of matters and in management’s opinion the resolution of these matters will not have a material adverse effect on the financial condition or results of operations of the Company.

5     Subsequent Event

The Company was sold to Crawford United Corporation effective January 1, 2020.